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                                                                     EXHIBIT 4.1

                                    ENACT

                       ENACT HEALTH MANAGEMENT SYSTEMS

          NUMBER                                           SHARES
        [ENCT    ]                                         [    ]
INCORPORATED UNDER THE LAWS                          CUSIP 292488 10 3
  OF THE STATE OF DELAWARE                   SEE REVERSE FOR CERTAIN OPERATIONS


        THIS CERTIFIES THAT




        IS THE RECORD HOLDER OF

   FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $.001 PAR VALUE, OF

                       ENACT HEALTH MANAGEMENT SYSTEMS

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.

        WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

    /s/ Henry Evans            [SEAL OF ENACT        /s/ Matthew H. Sanders
                                APPEARS HERE]


                        COUNTERSIGNED AND REGISTERED,
                 AMERICAN SECURITIES TRANSFER & TRUST, INC.
                                P.O. BOX 1596
                             [DENVER, COLORADO]

                               TRANSFER AGENT
                                AND REGISTRAR

                            AUTHORIZED SIGNATURE